Exhibit 99(a)
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                                  PRESS RELEASE

55 Technology Way                               Telephone: 401 392-1000
West Greenwich, Rhode Island 02817 USA          Fax: 401 392-1234
Website: WWW.GTECH.COM
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For Immediate Release                           Contact: Robert K. Vincent
February 28, 2003                                        Public Affairs
                                                         GTECH Corporation
                                                         401-392-7452


               GTECH ENTERS INTO AGREEMENT TO ACQUIRE POLCARD S.A.
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    Acquisition of Poland's Leading Financial Transaction Processing Provider
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                 to Advance GTECH's Commercial Services Strategy
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WEST GREENWICH, RI - (February 28, 2003) - GTECH Holdings Corporation (NYSE:GTK)
today announced it has entered into an agreement to purchase a controlling equity position in PolCard S.A., the leading debit and credit card merchant transaction acquirer and processor company in Poland, with a nationwide retail network of 34,000 point-of-sale terminals and well-established relationships with many of the country's leading card-issuing banks. GTECH, partnered with two funds managed by Innova Capital Sp. z o.o., a Warsaw-based private equity investment advisor, will acquire an aggregate of 99.7 percent of the outstanding share capital of PolCard for a total equity purchase price of approximately $60 million. In addition, $2 million of debt will be assumed for a total enterprise purchase price of approximately $62 million. GTECH will hold a 62.8 percent equity stake in PolCard and 36.9 percent will be held by Innova. The remaining
0.3 percent will be retained by one of the current owners, the Polish Bank Association. The business will be acquired from a group of Polish banks and a travel services company, ORBIS S.A. The acquisition of the business is contingent upon the approval of the Polish Competition and Consumer Protection Office, the Polish Bank Association, and other closing conditions. GTECH has the option to purchase Innova's interest and Innova has a reciprocal right to sell its interest to GTECH in four to six years after the closing. -more- "One of our primary objectives at GTECH is to profitably grow top line revenue and expand our transaction processing services into complementary and parallel businesses in targeted jurisdictions," said GTECH President and CEO W. Bruce Turner. "The acquisition of PolCard will clearly do both. We believe that PolCard represents an excellent opportunity to profitably deploy shareholder capital in a manner that will advance our commercial services strategy, provide potentially more service alternatives to lottery clients, and enhance GTECH's efforts to increase shareholder value."

"The acquisition allows us to leverage our 12 years of in-country experience in Poland and our core competencies, particularly our strengths in transaction acquiring and processing, network management, infrastructure development, and field services," continued Mr. Turner. "There is also significant potential to leverage PolCard's infrastructure to offer new services such as utility bill payments and pre-paid cellular phone top-up applications. We anticipate that a broader range of commercial services will become increasingly desired by our global customer base in the future, both lottery and non-lottery."

Based upon an anticipated closing within 90 days, the Company expects PolCard to generate aggregate revenues of $40 to $50 million in fiscal 2004, which began on February 23, 2003. Furthermore, the Company expects this transaction to be earnings per share neutral in its first year of operation. For fiscal 2004, GTECH affirms preliminary earnings per share guidance in the range of $2.50 to $2.60, which is in line with the preliminary outlook provided on December 12, 2002. The Company will provide updated guidance in April when it reports results for the fourth quarter and full year ended February 22, 2003.

The Company believes that with Poland's acceptance into the European Union, together with continued purchasing pattern changes, there will be substantial growth in the merchant acquiring and processing market. Currently, less than 17 percent of bank-card transactions in Poland are cashless transactions originating at the point-of-sale as compared to 40 percent for its Western European neighbors. In addition, PolCard provides GTECH with an ideal platform for further commercial services penetration into additional Central and Eastern European countries.

"PolCard represents a significant financial services strategic asset in Poland that Innova has been interested in acquiring for over 18 months. This was evidenced by the fact that several strategic investors from the United States and Western Europe participated in the sale process," said Innova Capital Managing Partner and co-founder Steven Buckley. "It was clear during the sale process that the selling shareholders placed considerable value on the role that GTECH and Innova will play in the market moving forward. We are delighted to partner with GTECH and value their growing experience in operating such businesses."

Initially, PolCard will continue to offer its consumers the same services it offers today, which primarily consist of branded and third party debit/credit card transaction acquiring, processing and settlement, outsourced card issuing and processing, and ATM driving and switching. GTECH will also leverage approximately 10,000 PolCard retail points-of-sale to deploy additional services, particularly utility bill payments, pre-paid phone top-ups, and remote banking. While PolCard will be fully integrated into GTECH's Polish operations, the business will maintain its separate corporate identity. GTECH will also lead and implement PolCard's strategic direction.

"The Poland payment card market is set to grow substantially as the millions of cards issued over the last several years now begin to experience increased utilization," said PolCard CEO Elzbieta Kuzio. "Further, the new ownership structure, led by a strategic player such as GTECH, opens the market for new banks to participate."

Established in 1991, PolCard currently employs 380 people and holds approximately 60 percent of the debit and credit card merchant acquiring and processing business in Poland, in terms of value of transactions. PolCard also has a significant presence in the growing outsourced card issuing processing business. PolCard's most recent annual revenues were $60 million. For the purposes of this transaction, Grytek Sp. z o.o., a wholly-owned subsidiary of GTECH Corporation, and Innova have organized an investment vehicle, G.I.C. Uslugi Finansowe Sp. z o.o.

GTECH has been operating in Poland since 1991, providing products and services to Totalizator Sportowy, the National Lottery, including 6,500 point-of-sale terminals and the largest wireless point-of-sale network in Central Europe.

Through its lottery services and infrastructure, GTECH has been acquiring and processing financial transactions such as bill payments, tax payments, and license fees since 1997. In fiscal year 2003, the Company expects to generate approximately $50 million in revenue from these services in Brazil, Chile, and Jamaica.

GTECH will host a conference call for analysts and investors today at 9:00 a.m. (Eastern Standard Time). The call may be accessed in two ways. It will be broadcast live over the Internet. Go to the Company's website at www.gtech.com, click on "Investors," then select "Live Broadcast." Or, if you do not have Internet access, you may listen to this call by dialing 612-332-0342.

If you are unable to listen to this call live, it will be available on GTECH's website under "Conference Calls" in the "Investors" section. Replay of the call will also be available by dialing 320-365-3844, access code 675517, beginning at 12:30 p.m. today through midnight on March 3, 2003 (Eastern Standard Time).

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the financial transaction processing and card issuing industries and other businesses in which the Company and PolCard are engaged or expect to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and (iii) the ability of PolCard to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on Reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential that the acquisition will not occur; (ii) the potential impact of extensive and evolving government regulations upon PolCard's business; (iii) the ability of PolCard to continue to retain and extend its existing contracts and enter into new contracts; (iv) the possibility of slower than expected growth or declines in financial transaction processing or card issuing industries; (v) exposure to foreign currency fluctuations; (vi) risks and uncertainties inherent in doing business in foreign jurisdictions; (vii) the possibility of significant fluctuation of quarterly operating results; (viii) the intensity of competition in the financial transaction processing and card issuing industries; (ix) the ability of PolCard and the Company to respond to technological change and to satisfy the future technological demands of PolCard's customers; and (x) PolCard's ability to attract and retain key employees.

                                       ooo

GTECH, a leading global information technology company with $1 billion in revenues and 4,300 people in 43 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.

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